[Form of Non-CEO Executive Severance Benefits Agreement]

[date]

[Name]
[address]

Re: Severance Benefits

Dear [Name],

If during your employment with Mercury Systems, Inc. (“Mercury” or the “Company”) you should lose your job as a result of job elimination for any reason other than Cause, or if you terminate your employment for Good Reason on your part, you will be entitled to receive, subject to your execution of the Company’s standard form separation agreement, the following severance benefits: (i) 12 months of base salary continuation; (ii) a lump sum payment of your target annual bonus (excluding any potential over-achievement bonus); (iii) up to $30,000 of executive outplacement; and (iv) continued benefits under the Company’s medical, dental, and vision plans for 12 months at the same portion of the premium as the Company pays with respect to active employees, or until you obtain benefits with another employer, whichever occurs first.

“Cause” is defined to include: the willful and continued failure to perform substantially the duties and responsibilities of your position with Mercury after written demand or conviction by a court of competent jurisdiction for felony criminal conduct or a plea of nolo contendere to a felony; or the willful engaging in fraud, dishonesty or other misconduct which is demonstrably and materially injurious to Mercury or our reputation, monetarily or otherwise. No act, or failure to act, on your part will be deemed "willful" unless committed or omitted by you in bad faith and without reasonable belief that your act or failure to act was in, or not opposed to, the best interest of Mercury.

“Good Reason” is defined to include: a material diminution in your responsibilities, authority or duties as in effect on the date of the acceptance or a material diminution in your annual base salary, except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees of Mercury; or a material change in the geographic location at which you provide services to Mercury.

Please sign one copy of this letter agreement and return it to the attention of Emma Woodthorpe, SVP, Chief Human Resources Officer.

Very truly yours,

Mark Aslett
President and Chief Executive Officer
Mercury Systems, Inc.

Accepted                            Date